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                                                                       EXHIBIT 5
                                                                       ---------

                   [LETTERHEAD OF METRO-GOLDWYN-MAYER INC.]

JAY RAKOW
SENIOR EXECUTIVE VICE PRESIDENT
AND GENERAL COUNSEL

                               February 15, 2002



Metro-Goldwyn-Mayer Inc.
2500 Broadway Street
Santa Monica, California 90404

        Re:  Registration Statement on Form S-3 (File No. 333-82775)
             ------------------------------------------------------

Ladies and Gentlemen:

        You have requested my opinion as General Counsel of Metro-Goldwyn-Mayer Inc., a Delaware corporation (the "Company"), in connection with the offer and sale by the Company of 364,287 shares (the "Shares") of the Company's Common Stock, $0.01 par value per share. The Shares are the subject of the Company's Registration Statement on Form S-3 (File No. 333-82775), as amended (the "Registration Statement").

        In rendering my opinion herein, I have assumed, with your permission: the genuineness and authenticity of all signatures on original documents submitted to me; the authenticity of all documents submitted to me as originals; the conformity to originals of all documents submitted to me as copies or facsimiles; the continued accuracy of all certificates and other documents from public officials dated earlier than the date of this letter; the Registration Statement being declared effective by the Securities and Exchange Commission; the issuance by any necessary regulatory agencies of appropriate permits, consents, approvals, authorizations and orders relating to the offering and sale of the Shares; the offer and sale of the Shares being made in the manner set forth in the Registration Statement and pursuant to said permits, consents approvals, authorizations and orders; the receipt of full and valid consideration for the Shares. In addition, I have made such legal and factual examinations and inquiries as I have deemed necessary or appropriate for purposes of this opinion.

        I am opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and the internal laws of the State of California and I am expressing no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.



                       METRO-GOLDWYN-MAYER STUDIOS INC.
          2500 BROADWAY STREET, SANTA MONICA, CALIFORNIA  90404-3061
        (310) 449-3669  .  FAX (310) 586-8193  . E-MAIL: jrakow@mgm.com


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Metro-Goldwyn-Mayer, Inc.
February 15, 2002
Page 2



        Based on the foregoing, it is my opinion that, when issued, the Shares will be validly issued, fully paid and non-assessable.

         I consent to your filing this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus supplement in connection with the offer and sale of the Shares.


                           Respectfully submitted,



                                 /s/ Jay Rakow
                                   Jay Rakow
              Senior Executive Vice President and General Counsel